                                                                     Exhibit 4.3
________________________________________________________________________________

                            ATRIA COMMUNITIES, INC.
                                  AS BORROWER

                                      AND

                           THE LENDERS NAMED HEREIN
                                  AS LENDERS

                                      AND

                        PNC BANK, NATIONAL ASSOCIATION
                            AS ADMINISTRATIVE AGENT

                           PNC BANK, KENTUCKY, INC.
                               AS MANAGING AGENT

                        NATIONAL CITY BANK OF KENTUCKY
                            AS DOCUMENTATION AGENT



                             _____________________

                                AMENDMENT NO. 2
                                  DATED AS OF
                                MARCH 27, 1997

                                      TO

                               CREDIT AGREEMENT
                                  DATED AS OF
                                AUGUST 15, 1996

                             _____________________
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                      AMENDMENT NO. 2 TO CREDIT AGREEMENT

     THIS AMENDMENT NO. 2 TO CREDIT AGREEMENT, dated as of March 27, 1997, among ATRIA COMMUNITIES, INC., a Delaware corporation (herein, together with its successors and assigns, the "BORROWER"); the Lenders who have executed this Amendment as indicated by their signatures on the signature pages hereof, constituting the Required Lenders (such Lenders and the other Lenders party to the Credit Agreement, the "LENDERS"); PNC BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent (the "ADMINISTRATIVE AGENT") for the Lenders under the Credit Agreement (hereafter defined); PNC BANK, KENTUCKY, INC., a Kentucky banking corporation, as managing agent (the "MANAGING AGENT") for the Lenders under the Credit Agreement; and NATIONAL CITY BANK OF KENTUCKY, a national banking association, as documentation agent (the "DOCUMENTATION AGENT") for the Lenders under the Credit Agreement:


     PRELIMINARY STATEMENTS:

     (1) The Borrower, the Lenders named therein, and the Agents party hereto entered into the Credit Agreement, dated as of August 15, 1996, and Amendment No. 1 to Credit Agreement, dated as of January 15, 1997 (as so amended, the "CREDIT AGREEMENT"; with the terms defined therein, or the definitions of which are incorporated therein, being used herein as so defined).

     (2) The Borrower, such Agents and the Lenders party hereto desire to amend certain of the terms and provisions of the Credit Agreement, all as more fully set forth below.

     NOW, THEREFORE, the parties hereby agree as follows:

     SECTION 1.  AMENDMENTS TO CREDIT AGREEMENT.

     1.1. DEFINITIONAL CHANGES. (A) ADDITIONAL DEFINED TERMS. The following defined terms shall be inserted in section 10 of the Credit Agreement in appropriate alphabetical order:

          "AMERICAN ELDERSERVE ACQUISITION" shall mean the acquisition by the Borrower of American ElderServe Corporation and its subsidiaries pursuant to the terms of the Agreement and Plan of Merger, dated as of March 3, 1997, among the Borrower, Atria Communities Southeast, Inc., American ElderServe Corporation, Andy L. Schoepf, Elizabeth A. Schoepf and Evely C. Schoepf, for consideration consisting of (i) approximately 675,000 shares of Common Stock of the Borrower, (ii) approximately $8,000,000 cash and
     (iii) the assumption of the American ElderServe Assumed Debt and the American ElderServe Assumed Finance Lease Obligations.

          "AMERICAN ELDERSERVE ASSUMED DEBT" shall mean obligations of American ElderServe Corporation and its Subsidiaries for borrowed money or represented by bonds, notes or similar securities, with an aggregate outstanding principal amount at the date of completion of the American ElderServe Acquisition of approximately $15,000,000, all of which (except for the Suburban Lodge Debt) will be permanently retired out of available cash and/or refinanced by Loans under the Credit Agreement within 90 days following the completion of the American ElderServe Acquisition.

          "AMERICAN ELDERSERVE ASSUMED FINANCE LEASE OBLIGATIONS" shall mean obligations of American ElderServe Corporation and its Subsidiaries arising under a letter agreement dated April 25, 1996 between Health Care REIT, Inc. and American ElderServe Corporation, providing for operating lease and credit facilities, including all operating lease and related obligations incurred pursuant to such letter agreement.

          "DEVCO DEVELOPMENT AGREEMENT" shall mean the Development Agreement, to be entered into contemporaneously with the completion of the American ElderServe Acquisition, between the Borrower and Elder Healthcare Developers, LLC, pursuant to which, among other things, Devco, LLC undertakes to develop at least 15 Assisted Living Facilities in the Southeast Region (as such terms are defined therein), as the same may be from time to time modified, amended and/or supplemented.

          "DEVCO JOINT VENTURE" shall mean Elder Healthcare Developers, LLC, a Georgia limited liability company formed pursuant to an Operating Agreement, to be entered into contemporaneously with the completion of the American ElderServe Acquisition, between the Borrower and Schoepfco, LLC, together with its successors and assigns.

          "FIXED CHARGE COVERAGE RATIO" shall mean, for any Test Period, the ratio of (x) EBITDA PLUS Total Rental Expense, to (y) Total Interest Expense PLUS Total Rental Expense, in each case for such Test
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     Period.

          "PROPERTY JOINT VENTURE" shall mean (i) the Devco Joint Venture; and
     (ii) any other person, other than a Subsidiary of the Borrower, which is organized to, or whose principal business activities relate to, the ownership, leasing, development or operation of real property and/or assisted living facilities, and in which the Borrower and its Subsidiaries have invested, or to whom the Borrower and its Subsidiaries have loaned or advanced any funds aggregating at least $1,000,000. Notwithstanding the foregoing, the term Property Joint Venture shall not include the joint venture investment in Atrium at Buckhead specified in clause (i) of section 8.5.

          "SUBURBAN LODGE DEBT" shall mean a loan in the approximate principal amount of $2,700,000 secured by The Suburban Lodge in Savannah, Georgia.

          "TOTAL RENTAL EXPENSE" shall mean, for any period, total rental expense (other than that which is attributable to Capitalized Leases and is included in Total Interest Expense) of the Borrower and its Subsidiaries on a consolidated basis, all as determined in accordance with GAAP.

     (B) INTEREST COVERAGE RATIO. The definition of the term Interest Coverage Ratio in section 10 of the Credit Agreement is deleted.

     (C) PERMITTED ACQUISITIONS. A new clause (z) is added to the last sentence of the definition of the term "Permitted Acquisition" in section 10 of the Credit Agreement so that, as so amended, such sentence reads in its entirety as follows:

     Notwithstanding the above provisions of this definition, (x) the acquisition for development of land which is not encumbered at the time of acquisition by any Lien securing Indebtedness shall in no event constitute a Permitted Acquisition, and any such acquisition shall not be subject to the restrictions contained in section 8.2(d); (y) the acquisition of land (or of a person substantially all of whose assets consist of land) containing facilities the construction of which is less than 50% complete (based on currently projected costs), including the amount of any Priority Debt assumed in connection with any such acquisition, shall not be counted against the $50,000,000 consideration limitation in any fiscal year which is provided above; and (z) neither the American ElderServe Acquisition, nor any acquisition of up to 15 assisted living facilities pursuant to the Devco Joint Venture, shall count against the $25,000,000 or $50,000,000 consideration limitations which are provided above.

     1.2. INDEBTEDNESS. Clause (c) of section 8.4 of the Credit Agreement is amended to include reference to the American ElderServe Assumed Debt and the American ElderServe Assumed Finance Lease Obligations, so that it reads in its entirety as follows:

          (c) the following: (i) Existing Indebtedness, and any refinancing, extension, renewal or refunding of any such Existing Indebtedness, PROVIDED that (A) the aggregate principal amount of any such Indebtedness in respect of Residential Mortgage Bond programs of the Borrower and its Subsidiaries (as described in the Registration Statement) currently in existence is not increased above $50,000,000, and (B) the principal amount of any other such Existing Indebtedness is not increased; (ii) the American ElderServe Assumed Debt (including any guaranty by the Borrower or any Subsidiary of any of the American ElderServe Assumed Debt), PROVIDED that the entire American ElderServe Assumed Debt (and any such guaranty), other than the Suburban Lodge Debt (and any such guaranty in respect thereof), is retired, repaid or prepaid in full within 90 days following the date the American ElderServe Acquisition is completed and not refinanced in whole or in part with Indebtedness other than Loans made hereunder; and (iii) Contingent Obligations of the Borrower and its Subsidiaries in respect of the American ElderServe Assumed Finance Lease Obligations covering not more than $25,000,000 of Approved Costs (as defined in the documents governing the American ElderServe Assumed Finance Lease Obligations as in effect on the date the American ElderServe Acquisition is completed);

     1.3. LIENS. Clause (d) of section 8.3 of the Credit Agreement is amended to include reference to Liens securing the American ElderServe Assumed Debt and the American ElderServe Assumed Finance Lease Obligations, so that it reads in its entirety as follows:

          (d) Liens (i) in existence on the Closing Date which are listed, and the Indebtedness secured thereby and the property subject thereto on the Closing Date described, in Annex V; (ii) arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any such Liens, PROVIDED that the principal amount of such Indebtedness is not increased and such Indebtedness is not secured by any additional assets;

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     (iii) in existence on the date the American ElderServe Acquisition is completed, securing the American ElderServe Assumed Debt, but such Liens shall be discharged upon payment of the American ElderServe Assumed Debt applicable thereto as contemplated by section 8.4(c)(ii); and (iv) in existence on the date the American ElderServe Acquisition is completed or created thereafter pursuant to commitments in respect of the American ElderServe Assumed Finance Lease Obligations in effect on such date, covering land, facilities, equipment, inventory, working capital, accounts receivable and other property of facilities financed by, and securing only, the American ElderServe Assumed Finance Lease Obligations permitted by section 8.4(c)(iii), but not any extensions or renewals of any such Liens;

     1.4. ADVANCES, INVESTMENTS AND LOANS. Section 8.5 of the Credit Agreement is amended by deleting the word "and" at the end of clause (h) thereof and by replacing clause (i) thereof with the following three clauses:

          (i) loans, advances and investments not otherwise permitted pursuant to the preceding clauses, made by the Borrower or any Subsidiary Guarantor in Atrium at Buckhead, a Georgia limited liability company in which the Borrower has a 50% equity interest, for the purpose of financing a 74 unit assisted living facility near Atlanta, Georgia, up to an aggregate of not more than $9,000,000;

          (j) loans, advances and investments not otherwise permitted pursuant to the preceding clauses, made by the Borrower or any Subsidiary Guarantor in any Property Joint Venture by means of cash or Cash Equivalents or property transfers after the Closing Date and taking into account any repayment of any such loans or advances or the return or other realization in cash or Cash Equivalents of the amount of such investments, in compliance with the following requirements:

               (A) at the time of making any such loan, advance or investment and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing;

               (B) the Property Joint Venture to which such loan or advance is made, or in which such investment is made, shall own or be committed to acquire or develop one or more assisted living properties located in the United States;

               (C) the Borrower or a Subsidiary Guarantor shall have been retained (or shall have a commitment to be retained upon completion of any proposed development) to manage such property or properties, subject to any termination of any existing management contracts pertaining thereto;

               (D) at least 80% of the aggregate amount so invested in any Property Joint Venture will be in the form of secured loans or advances having a final maturity date not to exceed three years from the initial drawdown date but in no event extending beyond the Revolving Loan Maturity Date (assuming the same will be extended as provided in section 3.4, unless the Lenders through the Administrative Agent have previously indicated that such extension will not be agreed
          to) and bearing interest prior to maturity at an arms-length rate or rates;

               (E) at least 10 days prior to the date of any such loan, advance or investment the Borrower shall have provided to the Administrative Agent notice of such proposed loan, advance or investment, together with copies of all documents (or proposed forms of documents) incident thereto; and such documents shall be satisfactory in form and substance to the Managing Agent;

               (F) the aggregate amount of all such loans, advances and investments made after the Closing Date shall not at any time exceed $40,000,000;

               (G) contemporaneously with or prior to the making of any such loan, advance or other investment the Borrower shall have caused to be delivered to the Administrative Agent a supplement or amendment to the Pledge Agreement, pursuant to which the Borrower or any applicable Subsidiary Guarantor has pledged to the Collateral Agent its interests in the Property Joint Venture (including any promissory notes evidincing any loans or advances to such Property Joint Venture); and

               (H) contemporaneously with or prior to the making of any such loan or advance the proceeds of which are to be used to acquire, develop or operate any property or facility, the Borrower shall have caused to be delivered to the Administrative Agent, (1) a guaranty agreement, substantially in the form of the Subsidiary Guaranty, of such Property Joint Venture, guaranteeing the Obligations, subject to the effect of any limitations on the enforceability of such guaranty arising under any fraudulent transfer laws, together with such evidence as the Administrative Agent may reasonably

                                       3
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          request to establish the financial condition and solvency of such person, (2) a subordination agreement pursuant to which all other equity investors in such Property Joint Venture subordinate all obligations owed by such Property Joint Venture to such guaranty and any obligations in respect of any such loans or advances to such Property Joint Venture, and (3) a mortgage and security agreement, satisfactory in form and substance to the Administrative Agent, pursuant to which such person has granted a first priority Lien on and security interest in all of the assets and properties to be so financed by such loans or advances, subject to no encumbrances which are not acceptable to the Administrative Agent, accompanied by boundary surveys, mortgagee title policies, environmental assessments and other supporting documentation required by the Managing Agent, acting in good faith and with due regard to the supporting document requirements provided in section 7.10(a);

          (k) loans, advances and investments not otherwise permitted pursuant to the preceding clauses, made by the Borrower or any Subsidiary Guarantor in cash or Cash Equivalents after the Closing Date and taking into account any repayment of any such loans or advances or the return or other realization in cash or Cash Equivalents of the amount of such investments, in persons other than Property Joint Ventures, in compliance with the following requirements:

               (A) at the time of making any such loan, advance or investment and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing;

               (B) the person (including a joint venture) to which such loan or advance is made, or in which such investment is made, shall own or be committed to acquire one or more assisted living properties located in the United States;

               (C) the Borrower or a Subsidiary Guarantor shall have been retained (or shall have a commitment to be retained upon completion of any proposed development) to manage such property or properties, subject to any termination of any existing management contracts pertaining thereto;

               (D) at least 10 days prior to the date of any such loan, advance or investment involving $3,000,000 or more (including any commitments in respect of future loans, advances or investments), the Borrower shall have delivered to the Administrative Agent an officer's certificate executed on behalf of the Borrower by an Authorized Officer of the Borrower, which certificate shall (1) contain the date such loan, advance or investment is scheduled to be consummated, (2) specify the known or estimated amount thereof, (3) contain a description, to the extent then known, of the property and/or assets owned or proposed to be acquired by such person, (4) demonstrate that at the time of making any such loan, advance or investment the covenants contained in sections 8.10, 8.11, 8.12 and 8.13 shall be complied with on a PRO FORMA basis as if the loan, advance or investment so made had been made by the Borrower, and the Indebtedness assumed and/or incurred to acquire and/or finance same has been outstanding, for the 12 month period immediately preceding such loan, advance or investment (without giving effect to any credit for unobtained or unrealized gains in connection therewith), (5) confirms that the property acquired or to be acquired by such person with the proceeds of such loan, advance or investment is to be (or is to be following completion of development thereof) managed by the Borrower or a Subsidiary Guarantor, and (6) attach thereto a true and correct copy of the then proposed loan agreement, purchase agreement or similar agreement, partnership agreement and/or management contract entered into in connection with such loan, advance or investment; and

               (E) the aggregate amount of all such loans, advances and investments made after the Closing Date, when taken together with the aggregate principal amount of all loans, advances and investments at the time outstanding made pursuant to clause (i) of this section 8.5 and made by the Borrower and the Subsidiary Guarantors to all Subsidiaries which are not Subsidiary Guarantors, shall not exceed $20,000,000.

     1.5. CERTAIN LEASES. Section 8.6 of the Credit Agreement is amended to read in its entirety as follows:

          8.6. CERTAIN LEASES. The Borrower will not permit the aggregate rental payments (exclusive of any supplemental or additional rental payments in respect of taxes, maintenance or insurance) under all noncancelable leases (other than Capital Leases) of real and/or personal property having an original term (including any extensions or renewals at the option of the lessee or lessor) of at least one year, to exceed $4,000,000 on a combined basis for the Borrower, its Subsidiaries and the Property Joint Ventures, in any period of 12 consecutive months.

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     1.6. LEVERAGE RATIO.  (a)  Section 8.12(a) of the Credit Agreement is
amended by changing the dollar amount $1,000,000, which appears in clause (A) of the definition of Cash Flow from Operations which is contained therein, to $1,500,000, and by adding after clause (B) of such definition the following: ", or (C) any such properties which are leased if there is any restriction on the payment to the Borrower of the cash flow or dividends in respect thereof".

     (b) A sentence is added at the end of section 8.12(b) of the Credit Agreement so that, as so amended, section 8.12(b) of the Credit Agreement reads in its entirety as follows:

          (b) The Borrower will not, at any time following the termination of the Parent Guaranty in accordance with its terms, permit the ratio of (i) Total Indebtedness to (ii) EBITDA for any Test Period, to exceed 3.50 to
     1.00. In addition, the Borrower will not, at any time following the termination of the Parent Guaranty in accordance with its terms, permit the ratio of (i) Total Indebtedness to (ii) EBITDA for any Test Period, to exceed 3.50 to 1.00, EXCEPT that, solely for purposes of this sentence, Total Indebtedness and EBITDA shall be computed on a combined basis for the Borrower, its Subsidiaries and the Property Joint Ventures, notwithstanding anything to the contrary contained in the definitions of those terms.

     1.7. SUBSTITUTION OF FIXED CHARGE COVERAGE RATIO FOR INTEREST COVERAGE RATIO. Section 8.13 of the Credit Agreement is amended to read in its entirety as follows:

          8.13. FIXED CHARGE COVERAGE RATIO. The Borrower will not permit the Fixed Charge Coverage Ratio for any Test Period to be less than 2.00 to
     1.00. In addition, the Borrower will not permit the Fixed Charge Coverage Ratio (determined on a combined basis for the Borrower, its Subsidiaries and the Property Joint Ventures, notwithstanding anything to the contrary contained in the definition of the term Fixed Charge Coverage Ratio or any other defined terms used in such definition) for any Test Period to be less than 2.00 to 1.00.

     1.8. LIMITATION ON CERTAIN RESTRICTIONS ON SUBSIDIARIES. Section 8.15 of the Credit Agreement is amended by deleting the word "and" which appears at the end of clause (ix) thereof and inserting at the end of clause (x) thereof before the period at the end thereof the following: ", (xi) any restrictions contained in the documents relating to the American ElderServe Assumed Debt at the time the American ElderServe Acquisition was completed, which restrictions may remain in place so long as the American ElderServe Assumed Debt is permitted to remain outstanding under clause (c)(ii) of section 8.4, and (xii) any restrictions contained in the documents relating to the American ElderServe Assumed Finance Lease Obligations at the time the American ElderServe Acquisition was completed, and any similar restrictions contained in any subsequent documents related thereto which are not more restrictive than the restrictions in existence on such date, PROVIDED that the American ElderServe Assumed Finance Lease Obligations are within the limits prescribed in section 8.4(c)(iii)".


     SECTION 2.  AMENDMENTS TO OTHER CREDIT DOCUMENTS.

     2.1. PLEDGE AGREEMENT. On the Effective Date (as hereinafter defined), the Credit Parties named therein (including American ElderServe Corporation and its Subsidiaries) and the Collateral Agent shall enter into Amendment No. 1 to Pledge Agreement, substantially in the form attached hereto as Exhibit A ("AMENDMENT NO. 1 TO PLEDGE AGREEMENT"), and the additional stock, partnership interests and/or membership interests to be pledged thereunder shall be pledged to the Collateral Agent as provided therein.

     2.2. SECURITY AGREEMENT. On the Effective Date, the Credit Parties named therein (including American ElderServe Corporation and its Subsidiaries) and the Collateral Agent shall enter into Amendment No. 1 to Security Agreement, substantially in the form attached hereto as Exhibit B ("AMENDMENT NO. 1 TO SECURITY AGREEMENT").

     2.3. PARENT GUARANTY. On the Effective Date, the Credit Parties named therein and the Administrative Agent shall enter into Amendment No. 1 to Parent Guaranty, substantially in the form attached hereto as Exhibit C ("AMENDMENT NO. 1 TO PARENT GUARANTY").

     2.4. SUBSIDIARY GUARANTY. On the Effective Date, the Credit Parties named therein (including American ElderServe Corporation and its Subsidiaries) and the Administrative Agent shall enter into Amendment No. 1 to Subsidiary Guaranty, substantially in the form attached hereto as Exhibit D ("AMENDMENT NO. 1 TO SUBSIDIARY GUARANTY").

     2.5. CONSENT TO AMENDMENTS. The Lenders party hereto and the Agents party hereto hereby consent to the execution and delivery of Amendment No. 1 to Pledge Agreement,

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Amendment No. 1 to Security Agreement, Amendment No. 1 to Parent Guaranty, and
Amendment No. 1 to Subsidiary Guaranty, and to the amendments effected thereby.

     2.6. FILINGS, RECORDINGS, ETC. Promptly following the Effective Date, the Borrower will at its expense cause any and all UCC financing statements, notices of secured transactions and other filings and recordings considered by the Collateral Agent to be necessary or desirable in connection with the grant of the security interests pursuant to Amendment No. 1 to Pledge Agreement and Amendment No. 1 to Security Agreement to be executed, delivered, made, filed and/or otherwise effected.


     SECTION 3.  REPRESENTATIONS AND WARRANTIES.

     The Borrower represents and warrants as follows:

     3.1. CURRENT FINANCIAL STATEMENTS. The Borrower has delivered to the Administrative Agent and each Lender prior to the execution of this Amendment true, correct and complete copies of the unaudited consolidated financial statements of the Borrower and its consolidated subsidiaries for the fiscal quarter ended September 30, 1996. Such unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied (except as noted therein), and fairly present the consolidated financial condition of the Borrower and its consolidated subsidiaries at such date and the consolidated results of their operations and cash flows for the period then ended, subject to normal audit adjustments which are not expected to be material.

     3.2. AMERICAN ELDERSERVE ACQUISITION AND JOINT VENTURE DOCUMENTS. The Borrower has delivered to the Managing Agent and the Documentation Agent prior to the execution of this Amendment true, correct and complete copies of the following documents (the "ACQUISITION AND JOINT VENTURE DOCUMENTS") relating to the acquisition by the Borrower of American ElderServe Corporation ("AMERICAN ELDERSERVE") and its Subsidiaries and the establishment by the Borrower of a development joint venture with certain of the principals of American ElderServe:

          (a) Agreement and Plan of Merger, dated as of March 3, 1997, among the Borrower, Atria Communities Southeast, Inc., American ElderServe Corporation, Andy L. Schoepf, Elizabeth A. Schoepf and Evely C. Schoepf;

          (b) Agreement for Purchase and Sale of Partnership Interest on Plantation South at Auburn Partnership, for consideration of approximately $286,009; Agreements for Purchase and Sale of Partnership Interest of Plantation South on Cypresswood Limited Partnership, for aggregate consideration of approximately $621,910; and Agreement for the Purchase and Sale of Real Property (50% interest in Plantation South at Hartwell) for consideration of approximately $250,000;

          (c) consent letter of Health Care REIT, Inc., relating to modification of the American ElderServe Assumed Finance Lease Obligations, substantially in the form of the draft thereof dated March 26, 1997;

          (d) Operating Agreement, to be entered into contemporaneously with the completion of the American ElderServe Acquisition, between the Borrower and Schoepfco, LLC, relating to the formation of Elder Healthcare Developers, LLC, a Georgia limited liability company; and

          (e) Development Agreement, to be entered into contemporaneously with the completion of the American ElderServe Acquisition, between Elder Healthcare Developers, LLC and the Borrower, relating to the development of at least 15 Assisted Living Facilities in the Southeast Region (as such terms are defined therein).

There are no "side letters" or similar documents which purport to modify or waive any of the terms or conditions of any of the Acquisition and Development Documents.

     3.3. PRO FORMA BALANCE SHEET. The Borrower has delivered to the Managing Agent, the Documentation Agent and each Lender prior to the execution of this Amendment a PRO FORMA consolidated balance sheet of the Borrower and its consolidated subsidiaries as of December 31, 1996. Such PRO FORMA consolidated balance sheet has been prepared in accordance with generally accepted accounting principles, consistently applied (except as noted therein), and fairly presents the PRO FORMA consolidated financial condition of the Borrower and its consolidated subsidiaries at such date as if the consummation of the acquisition by the Borrower of American ElderServe Corporation in accordance with the Acquisition and Joint Venture Documents had been completed on such date.

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     3.4. NEW PARENT CREDIT AGREEMENT. The Borrower has delivered to the
Managing Agent and the Documentation Agent prior to the execution of this Amendment true, correct and complete copies of (i) a Credit Agreement, dated as of March 17, 1997, among the Parent, as Borrower, the banks referred to therein, the Swingline Bank referred to therein, the LC Issuing Banks referred to therein, Morgan Guaranty Trust Company of New York, as Documentation Agent and Collateral Agent, and NationsBank, N.A., as Administrative Agent, providing for credit facilities of up to $1,600,000,000 (the "NEW PARENT CREDIT AGREEMENT"), and (ii) a proposed amendment thereof to be entered into on or about March 31, 1997 to inter alia increase the credit facilities thereunder to $1,750,000,000.

     3.5. AUTHORIZATION, VALIDITY AND BINDING EFFECT. This Amendment has been duly authorized by all necessary corporate action on the part of the Borrower, has been duly executed and delivered by a duly authorized officer or officers of the Borrower, and constitutes the valid and binding agreement of the Borrower, enforceable against the Borrower in accordance with its terms.

     3.6. REPRESENTATIONS AND WARRANTIES TRUE AND CORRECT. The representations and warranties of the Borrower contained in the Credit Agreement, as amended hereby, are true and correct on and as of the date hereof as though made on and as of the date hereof, except to the extent that such representations and warranties expressly relate to a specified date, in which case such representations and warranties are hereby reaffirmed as true and correct when made.

     3.7. NO EVENT OF DEFAULT, ETC. No condition or event has occurred or exists which constitutes or which, after notice or lapse of time or both, would constitute an Event of Default.

     3.8. COMPLIANCE. The Borrower is in full compliance with all covenants and agreements contained in the Credit Agreement, as amended hereby, and the other Credit Documents to which it is a party.


     SECTION 4.  RATIFICATIONS.

     The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Credit Agreement, and except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement are ratified and confirmed and shall continue in full force and effect.

     SECTION 5.  AMENDMENT FEE.

     Whether or not this Amendment becomes effective as provided in section 6 hereof, the Borrower will pay to the Administrative Agent in immediately available funds, for PRO RATA distribution among the Lenders in accordance with their respective Commitments, a nonrefundable amendment fee of $100,000 (i.e. 5 basis points on the Total Commitment) within two Business Days after the Administrative Agent notifies the Borrower that the conditions specified in clauses (a), (b) and (c) of section 6 hereof have been satisfied.


     SECTION 6.  BINDING EFFECT.

     This Amendment shall become effective if and when, on a date (the "EFFECTIVE DATE") or prior to April 30, 1997, the following conditions shall have been satisfied:

          (a) this Amendment shall have been executed by the Borrower, the Administrative Agent, the Managing Agent and the Documentation Agent, and counterparts hereof as so executed shall have been delivered to the Administrative Agent;

          (b) the Acknowledgment and Consent appended hereto shall have been executed by the Credit Parties named therein, and counterparts thereof as so executed shall have been delivered to the Administrative Agent;

          (c) the Administrative Agent shall have been notified by Lenders constituting the Required Lenders that such Lenders have executed this Amendment (which notification may be by facsimile or other written confirmation of such execution);

          (d) the Borrower shall have contemporaneously completed the acquisition of American ElderServe and its Subsidiaries and established the development joint venture between the Borrower and certain of the principals of American ElderServe, in accordance with the Acquisition and Joint Venture Documents; there shall not have been any material amendment to or other modification of any of the

     Acquisition and Joint Venture Documents from the versions thereof delivered to the Agents pursuant to section 3.2, or any waiver of any material term or condition thereof; and such Agents shall have received copies of all such documents incident to the such transactions and the consummation thereof, and all such documents shall be satisfactory in form and substance to such Agents;

          (e) Amendment No. 1 to Pledge Agreement, Amendment No. 1 to Security Agreement, Amendment No. 1 to Parent Guaranty and Amendment No. 1 to Subsidiary Guaranty shall each have been duly executed and delivered and shall each be in full force and effect;

          (f) the New Parent Credit Agreement shall have become effective in accordance with its terms; and

          (g) the Borrower shall have timely paid to the Administrative Agent the amendment fee referred to in section 5 hereof;

and thereafter this Amendment shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent, the Managing Agent, the Documentation Agent and each Lender and their respective permitted successors and assigns. The Administrative Agent may assume that an authorization by a Lender to release its signed counterpart of this Amendment is confirmation by such Lender that the conditions specified above have been satisfied insofar as it is concerned, subject to any disbursement to such Lender of its portion of any funds to which it is entitled as referred to in the above conditions. After this Amendment becomes effective, the Managing Agent will promptly furnish a copy of this Amendment to each Lender and the Borrower and confirm the specific Effective Date hereof.


     SECTION 7.  MISCELLANEOUS.

     7.1. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made in this Amendment shall survive the execution and delivery of this Amendment, and no investigation by any Agent or any Lender or any subsequent Loan or other Credit Event shall affect the representations and warranties or the right of any Agent or any Lender to rely upon them.

     7.2. REFERENCE TO CREDIT AGREEMENT. The Credit Agreement and any and all other agreements, instruments or documentation now or hereafter executed and delivered pursuant to the terms of the Credit Agreement as amended hereby, are hereby amended so that any reference therein to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby.

     7.3. EXPENSES. As provided in the Credit Agreement, but without limiting any terms or provisions thereof, the Borrower agrees to pay on demand all costs and expenses incurred by the Administrative Agent, the Managing Agent or the Documentation Agent in connection with the preparation, negotiation, and execution of this Amendment, including without limitation the costs and fees of the Documentation Agent's and the Administrative Agent's special legal counsel, regardless of whether this Amendment becomes effective in accordance with the terms hereof, and all costs and expenses incurred by the Administrative Agent, the Managing Agent, the Documentation Agent or any Lender in connection with the enforcement or preservation of any rights under the Credit Agreement, as amended hereby.

     7.4. SEVERABILITY. Any term or provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the term or provision so held to be invalid or unenforceable.

     7.5. APPLICABLE LAW. This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Kentucky.

     7.6. HEADINGS. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

     7.7. ENTIRE AGREEMENT. This Amendment is specifically limited to the matters expressly set forth herein. This Amendment and all other instruments, agreements and documentation executed and delivered in connection with this Amendment embody the final, entire agreement among the parties hereto with respect to the subject matter hereof and supersede any and all prior commitments, agreements, representations and understandings, whether written or oral, relating to the matters covered by this Amendment, and may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties hereto relating to the subject matter hereof or any other subject matter relating to the Credit

Agreement.

     7.8. COUNTERPARTS. This Amendment may be executed by the parties hereto separately in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same agreement.



               [The balance of this page is intentionally blank.]

     IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the date first above written.


ATRIA COMMUNITIES, INC.                   THE BANK OF NEW YORK


BY:_______________________________        BY:_________________________________
     CHIEF FINANCIAL OFFICER AND                    VICE PRESIDENT
     VICE PRESIDENT OF DEVELOPMENT

PNC BANK, NATIONAL ASSOCIATION,           THE CHASE MANHATTAN BANK
     INDIVIDUALLY AND AS
     ADMINISTRATIVE AGENT

BY:_______________________________        BY:_________________________________
     VICE PRESIDENT                                 VICE PRESIDENT

NATIONAL CITY BANK OF KENTUCKY,           MORGAN GUARANTY TRUST COMPANY OF
     INDIVIDUALLY AND AS                            NEW YORK
     DOCUMENTATION AGENT

BY:_______________________________        BY:_________________________________
     VICE PRESIDENT                                 VICE PRESIDENT


PNC BANK, KENTUCKY, INC.,                      AMSOUTH BANK OF ALABAMA
     INDIVIDUALLY AND AS
     MANAGING AGENT

BY:_______________________________        BY:_________________________________
     VICE PRESIDENT                                 VICE PRESIDENT

THE TORONTO-DOMINION BANK                 U.S BANK OF WASHINGTON,
                                               NATIONAL ASSOCIATION

BY:_______________________________        BY:_________________________________
     MGR. CREDIT ADMINISTRATION                     VICE PRESIDENT

BANK ONE, KENTUCKY, NA                    FIRST AMERICAN NATIONAL BANK

BY:_______________________________        BY:_________________________________
     SENIOR VICE PRESIDENT                          SENIOR VICE PRESIDENT

NATIONSBANK, N.A.                         KEYBANK NATIONAL ASSOCIATION

BY:_______________________________        BY:_________________________________
     VICE PRESIDENT                                 ASSISTANT VICE PRESIDENT

FLEET NATIONAL BANK

BY:_______________________________
     VICE PRESIDENT

                          ACKNOWLEDGMENT AND CONSENT


     For the avoidance of doubt, and without limitation of the intent and effect of sections 5 and 6 of the Parent Guaranty and sections 6 and 10 of the Subsidiary Guaranty (as each of such terms is defined in the Credit Agreement referred to in the Amendment No. 2 to Credit Agreement (the "AMENDMENT"), to which this Acknowledgment and Consent is appended), each of the undersigned hereby unconditionally and irrevocably (i) acknowledges receipt of a copy of the Credit Agreement and the Amendment, and (ii) consents to all of the terms and provisions of the Credit Agreement as amended by the Amendment.

     Capitalized terms which are used herein without definition shall have the respective meanings ascribed thereto in the Credit Agreement referred to herein. This Acknowledgment and Consent is for the benefit of the Lenders, the Administrative Agent, the Collateral Agent, the Managing Agent, the Documentation Agent, any other person who is a third party beneficiary of the Parent Guaranty or the Subsidiary Guaranty, and their respective successors and assigns. No term or provision of this Acknowledgment and Consent may be modified or otherwise changed without the prior written consent of the Administrative Agent, given as provided in the Credit Agreement. This Acknowledgment and Consent shall be binding upon the successors and assigns of each of the undersigned. This Acknowledgment and Consent may be executed by any of the undersigned in separate counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, each of the undersigned has duly executed and delivered this Acknowledgment and Consent as of the date of the Amendment referred to herein.


                 SIGNATURES OF PARTIES TO THE PARENT GUARANTY

                                    VENCOR, INC.
                                    FIRST HEALTHCARE CORPORATION
                                    NORTHWEST HEALTH CARE, INC.
                                    MEDISAVE PHARMACIES, INC.
                                    NATIONWIDE CARE, INC.
                                    THERATX, INCORPORATED
                                         (SUCCESSOR BY MERGER WITH
                                         PEACH ACQUISITION CORP.)
                                    VENCOR HOSPITALS ILLINOIS, INC.
                                    VENCOR HOSPITALS SOUTH, INC.
                                    VENCOR HOSPITALS EAST, INC.
                                    VENCOR HOSPITALS CALIFORNIA, INC.
                                    VENCOR HOSPITALS TEXAS, LTD.
                                         BY: VCI SPECIALTY SERVICES, INC.,
                                              ITS GENERAL PARTNER
                                    VENTECH SYSTEMS, INC.
                                    PASATIEMPO DEVELOPMENT CORP.
                                    VCI SPECIALTY SERVICES, INC.
                                    VENCOR PROPERTIES, INC.



                                    BY:______________________________________
                                         VICE PRESIDENT

               SIGNATURES OF PARTIES TO THE SUBSIDIARY GUARANTY


                         LANTANA PARTNERS, LTD.
                              BY: HILLHAVEN PROPERTIES, LTD.,
                                    A GENERAL PARTNER
                         PHILLIPPE ENTERPRISES, INC.
                         HILLHAVEN PROPERTIES, LTD.
                         CASTLE GARDENS RETIREMENT CENTER
                              BY: HILLHAVEN PROPERTIES, LTD.,
                                    A GENERAL PARTNER
                         HILLCREST RETIREMENT CENTER, LTD.
                              BY: FAIRVIEW LIVING CENTERS, INC.,
                                    A GENERAL PARTNER
                         SANDY RETIREMENT CENTER LIMITED PARTNERSHIP
                              BY: HILLHAVEN PROPERTIES, LTD.,
                                    A GENERAL PARTNER
                         TOPEKA RETIREMENT CENTER, LTD.
                              BY: HILLHAVEN PROPERTIES, LTD.,
                                    A GENERAL PARTNER
                         EVERGREEN WOODS, LTD.
                              BY: ATRIA COMMUNITIES, INC.,
                                    A GENERAL PARTNER
                         FAIRVIEW LIVING CENTERS, INC.
                         TWENTY-NINE HUNDRED ASSOCIATES, LTD.
                              BY: TWENTY-NINE HUNDRED CORPORATION,
                                    A GENERAL PARTNER
                         TWENTY-NINE HUNDRED CORPORATION
                         WOODHAVEN PARTNERS, LTD.
                              BY: HILLHAVEN PROPERTIES, LTD.,
                                    A GENERAL PARTNER
                         TUCSON RETIREMENT CENTER LIMITED
                                    PARTNERSHIP
                              BY: HILLHAVEN PROPERTIES, LTD.,
                                    A GENERAL PARTNER


                         BY: _________________________________
                              VICE PRESIDENT

                                       2